UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2017

Nexus Enterprise Solutions, Inc.
(State or other jurisdiction of incorporation)

Wyoming	333-184832	45-2477894
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

5340 N. Federal Highway, Suite 206, Lighthouse Point, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 767-4346

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017, James Bayardelle resigned from his position as Chief Executive Officer of Nexus Enterprise Solutions, Inc. (the "Company"). There were no disagreements between the Company and James Bayardelle.

On September 1, 2017, Christopher Ashe, was appointed as the Company's Chief Executive Officer. Prior to his appointment, Christopher Ashe led the product management team at Contact At Once, LLC, a $30M business unit of Live Person, Inc., a global leader in enterprise and vertical market mobile messaging solutions) for six years ending August 18, 2017.  Prior to Contact At Once, LLC, Mr. Ashe held product and senior leadership positions in a number of technology companies serving a variety of markets including digital video, financial services, monitored security, medical devices, beverages, telecommunications and toys.  Mr. Ashe studied Math and Physics at University of Georgia.

In connection with his appointment, the Company and Devgen, LLC, an entity owned by Mr. Ashe, entered into an Independent Contractor Agreement dated September 1, 2017 (the "Agreement"). Pursuant to the Agreement, Mr. Ashe will receive a monthly cash fee of $10,000, as well as a variable fee of 5% of total gross profit under $100,000, 4% of total gross profit over $100,000 and 5% of gross profits from customers obtained by Mr. Ashe.  Pursuant to the Agreement, for a period of one year from September 1, 2017 (the "Effective Date"), Mr. Ashe will be paid a minimum of $12,000 per month (the "Minimum Fee"), which shall include the monthly cash fee and the variable fee.  Mr. Ashe has also agreed that for the first three months from the Effective Date, $2,000 of the Minimum Fee shall be paid as a promissory note to be repaid in equal installments of $500 over a twelve month period, beginning in the fourth month from the Effective Date.  In addition, Mr. Ashe will be issued 1,200,000 shares of restricted common stock to be issued as 200,000 shares upon the Effective Date, with the remaining 1,000,000 shares to be issued in equal quarterly installments from January 10, 2018 through October 1, 2020.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

10.1	Independent Contractor Agreement dated September 1, 2017 between Nexus Enterprise Solutions, Inc. and Devgen, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexus Enterprise Solutions, Inc.

Date: September 1, 2017	By: /s/ Christopher Ashe
Christopher Ashe
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Independent Contractor Agreement dated September 1, 2017 between Nexus Enterprise Solutions, Inc. and Devgen, LLC